Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

by and among

TASKUS, INC.

and

the other parties hereto

Dated as of [●], 2021

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of [●], 2021 and is by and among TaskUs, Inc., a Delaware corporation (the “Company”), the Blackstone Investor (as defined below), the Founder Groups (as defined below), and the other Holders (as defined below) from time to time party hereto.

RECITALS

WHEREAS, the Company is effecting an underwritten initial public offering (“IPO”) of shares of its Common Stock (as defined below); and

WHEREAS, the Company desires to grant registration rights to the Blackstone Investor and the Founder Groups on the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.    Certain Definitions. As used in this Agreement:

“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning set forth in the preamble.

“Blackstone Investor” means the entity listed on the signature pages hereto under the heading “Blackstone Investor” and any Transferee of such Person to whom registration rights are assigned pursuant to Section 4.2.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Common Stock” means the shares of Class A common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such Class A common stock is reclassified or reconstituted, including by way of stock dividend or stock split.

“Common Stock Equivalents” means (without duplication with any Common Stock or other Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or securities exercisable for or convertible or exchangeable into Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Company” has the meaning set forth in the preamble.

“Control” (including its correlative meanings, “Controlled by,” “Controlling” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Founder Group” means the Maddock Group or the Weir Group.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Holder” means (a) each of the Founder Groups, (b) the Blackstone Investor, and (c) any Transferee of a Holder to whom registration rights are assigned pursuant to Section 4.2, and in each case, is a holder of Registrable Securities or Securities exercisable, exchangeable or convertible into Registrable Securities.

“Indemnified Party” and Indemnified Parties” have the meanings set forth in Section 3.1.

“Indemnifying Party” and Indemnifying Parties” have the meanings set forth in Section 3.3.

“IPO” has the meaning set forth in the recitals.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“Losses” has the meaning set forth in Section 3.1.

“Maddock Group” means the Persons listed on the signature pages hereto under the heading “Maddock Group” and any Transferee of such Person to whom registration rights are assigned pursuant to Section 4.2.

“NewCo” has the meaning set forth in Section 2.1(g).

“Non-Recourse Party” has the meaning set forth in Section 4.14.

“Non-Sponsor Holder” and “Non-Sponsor Holders” means Holders other than the Blackstone Investor.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Proceeding” has the meanings set forth in Section 3.3.

“Public Offering” means a sale of Common Stock to the public in an offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act, as then in effect; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

“Public Sale” means a sale of Securities pursuant to a Public Offering or a Rule 144 Sale.

“Registrable Securities” means (i) any Common Stock held by a Holder, (ii) any securities issued or issuable in respect of any of the securities referred to in clause (i). As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they (A) have been Transferred in a Public Offering, (B) have been Transferred pursuant to Rule 144 or Rule 145 (or any similar provision then in effect) or (C) such Registrable Securities may be sold pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act, without limitation thereunder on volume or manner of sale, unless such Registrable Securities are held by a Holder that beneficially owns 5% or more of the then outstanding shares of Common Stock. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person then has the right to acquire such Registrable Securities upon conversion, exercise or exchange of such securities, without any restrictions or limitations upon the exercise of such right, whether or not such acquisition has actually been affected.

“Registration Expenses” means any and all fees and expenses incurred in connection with the performance of or compliance with this Agreement, including:

(a)    all registration and filing fees (including, without limitation all SEC, stock exchange, and FINRA registration and filing fees and the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA, and of its counsel);

(b)    all fees and expenses of complying with securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities);

(c)    all printing, messenger, telephone and delivery expenses;

(d)    all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or FINRA and all rating agency fees;

(e)    the reasonable fees and disbursements of counsel for the Company and of its independent certified public accountants, including the expenses of any special audits and/or “comfort” letters required by or incident to such performance and compliance;

(f)    any fees and disbursements of underwriters customarily paid by the issuers or sellers of Securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any;

(g)    the reasonable fees and out-of-pocket expenses of not more than one law firm together with appropriate local counsel (as selected by the Holders of a majority of the Registrable Securities included in such registration) representing the Holders in connection with the registration;

(h)    other reasonable out-of-pocket expenses of the holders of Registrable Securities incurred in connection with the registration;

(i)    the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Holders); and

(j)    any other fees and disbursements customarily paid by the issuers of securities.

“Requesting Holder” has the meanings set forth in Section 2.1(a).

“Rights Holders” has the meanings set forth in Section 2.1(b).

“Rule 144 Sale” means a sale of Securities to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any successor rule or regulation).

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities” means (a) Common Stock or Common Stock Equivalents held by any Holder and (b) any securities of the Company issued with respect to the securities referred to in clause (a) above by way of a payment-in-kind, stock dividend, or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization, or otherwise.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Transfer” (including its correlative meanings, “Transferor”, “Transferee” and “Transferred”) shall mean, with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such Security or any interest therein. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

“Weir Group” means the Persons listed on the signature pages hereto under the heading “Weir Group” and any Transferee of such Person to whom registration rights are assigned pursuant to Section 4.2.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405 of the Securities Act.

SECTION 1.2.    Other Definitional Provisions; Interpretation.

(a)    The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” and words of similar import when used in this Agreement mean “including, without limitation,” unless otherwise specified. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specified and references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” References to “day” means a calendar day unless otherwise indicated as a “Business Day.”

(b)    The headings in this Agreement are included for convenience of reference only and do not limit or otherwise affect the meaning or interpretation of this Agreement.

(c)    The meanings given to terms defined herein are equally applicable to both the singular and plural forms of such terms.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.1.    Demand and Piggyback Rights.

(a)    Right to Demand a Non-Shelf Registered Offering. Subject to Section 2.1(f), upon the demand of the Blackstone Investor or one or both of the Founder Groups (each, a “Requesting Holder”) made at any time and from time to time, the Company will facilitate in the manner described in this Article II a non-shelf registered offering of the Registrable Securities requested by the Requesting Holder to be included in such offering. For any Public Offering, a demand by Requesting Holder for a non-shelf registered offering that will result in the imposition of a lockup on the Company and the Rights Holders may not be made unless the Securities requested to be sold by the demanding Requesting Holder in such offering have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $10 million. Any demanded non-shelf registered offering may, subject to Section 2.2(e), at the Company’s option, include Securities to be sold by the Company for its own account and will also include Securities to be sold by Holders that exercise their related piggyback rights on a timely basis.

(b)    Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of Securities covered by a non-shelf registration statement (whether pursuant to the exercise of demand rights or at the initiative of the Company), each of the Blackstone Investor and the Founder Groups (collectively, the “Rights Holders”) may exercise piggyback rights to have included in such offering Registrable Securities held by them. The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering. For the avoidance of doubt, only the Blackstone Investor and the Founder Groups may exercise the piggyback rights set forth in this Section 2.1.

(c)    Right to Demand and be Included in a Shelf Registration. Subject to Section 2.1(f), upon the demand of a Requesting Holder made at any time and from time to time when the Company is eligible to utilize Form S-3 or a successor form to sell Securities in a secondary offering on a delayed or continuous basis in accordance with Rule 415, the Company will facilitate in the manner described in this Agreement a shelf registration of Registrable Securities held by such Requesting Holder. Any shelf registration statement filed by the Company covering Securities (whether pursuant to a demand by the Requesting Holder or at the initiative of the Company) will cover Registrable Securities held by each of the Rights Holders (regardless of whether they demanded the filing of such shelf or not) up to the highest common percentage of their original respective holdings as of the date of the closing of the IPO as may be agreed upon by the Requesting Holder. If at the time of such request the Company is a WKSI, such shelf registration statement would, at the request of such Requesting Holder, cover an unspecified number of Securities to be sold by the Rights Holders and, if the Company so elects, the Company.

(d)    Demand and Piggyback Rights for Shelf Takedowns. Subject to Section 2.1(f), upon the demand of one or more Rights Holders made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of an effective shelf registration statement; provided that only the Requesting Holder may demand an underwritten shelf takedown. In connection with any underwritten shelf takedown (whether pursuant to the exercise of such demand rights or at the initiative of the Company), the Rights Holders may exercise piggyback rights to have included in such takedown Registrable Securities held by them that are registered on such shelf. Notwithstanding the foregoing, any Requesting Holder may not demand a shelf takedown for an offering that will result in the imposition of a lockup on the Company and the Rights Holders unless the Registrable Securities requested to be sold by the Requesting Holder in such takedown have an aggregate market value (based on the most recent closing price of the Securities at the time of the demand) of at least $10 million.

(e)    Right to Reload a Shelf. Upon the written request of a Rights Holder, the Company will file and seek the effectiveness of a post-effective amendment to an existing shelf in order to register up to the number of Securities previously taken down off of such shelf by such Rights Holder and not yet “reloaded” onto such shelf. The Rights Holders and the Company will consult and coordinate with each other in order to accomplish such replenishments from time to time in a sensible manner.

(f)    Limitations on Demand and Piggyback Rights.

(i)    Any demand for the filing of a registration statement or for a registered offering or takedown will be subject to the constraints of any applicable lockup arrangements, and such demand must be deferred until such lockup arrangements no longer apply. If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued. Notwithstanding anything in this Agreement to the contrary, the Rights Holders will not have piggyback or other registration rights with respect to registered primary offerings by the Company (i) covered by a Form S-8 registration statement or a successor form applicable to employee benefit-related offers and sales, (ii) where the Securities are not being sold for cash or (iii) where the offering is a bona fide offering of securities other than Securities, even if such securities are convertible into or exchangeable or exercisable for Securities.

(ii)    The Company may postpone the filing of a demanded registration statement or suspend the effectiveness of any shelf registration statement for a reasonable “blackout period” not in excess of 60 days if the Board (or any successor governing entity or body) of the Company determines that such registration or offering could materially interfere with a bona fide business or financing transaction of the Company or is reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect the Company. The blackout period will end upon the earlier to occur of, (A) in the case of a bona fide business or financing transaction, a date not later than 60 days from the date such deferral commenced, and (B) in the case of disclosure of non-public information, the earlier to occur of (x) the filing by the Company of its next succeeding Form 10-K or Form 10-Q, or (y) the date upon which such information is otherwise disclosed.

(g)    Additional Rights. In the event the Company engages in a merger or consolidation in which the shares of Common Stock are converted into Securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Holders by the issuer of such Securities. To the extent such new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights that would conflict with the provisions of this Agreement, the Company will use its reasonable best efforts to modify any such “inherited” registration rights so as not to interfere in any material respects with the rights provided under this Agreement, unless otherwise agreed by Holders then holding a majority of Registrable Securities.

In addition, in the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Holder will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a registration rights agreement with each such Holder that provides each such Holder with registration rights vis-á-vis such NewCo that are substantially identical to those set forth in this Agreement.

SECTION 2.2.    Notices, Cutbacks and Other Matters.

(a)    Notifications Regarding Registration Statements. In order for the Requesting Holder to exercise its right to demand that a registration statement be filed, they must so notify the Company in writing indicating the number of Securities of Registrable Securities sought to be registered and the proposed plan of distribution. The Company will keep the Rights Holders contemporaneously apprised of all pertinent aspects of its pursuit of any Public Offering or other registration, whether pursuant to a demand by the Requesting Holder or otherwise, with respect to which a piggyback opportunity is available. Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Rights Holders be notified by the Company of an anticipated filing of a registration statement (whether pursuant to a demand made by a Requesting Holder or at the Company’s own initiative or at the initiative of other holders not party to this Agreement) no later than 5:00 pm, New York City time, on the date that is two Business Days prior to the date on which the registration statement is intended to be filed. Each Requesting Holder and the Company agrees to use its good faith efforts to provide advance notice as soon as reasonably practicable to the Rights Holders of such first Requesting Holder’s or the Company’s intention to file or cause the filing of a registration statement; provided, however, that none of the Requesting Holders or the Company shall be obligated hereby to provide any such advance notice, and, if provided, such advance notice shall not be binding in any respect. Pending any required public disclosure and subject to applicable legal requirements, the parties hereto will maintain the confidentiality of these discussions.

(b)    Notifications Regarding Registration Piggyback Rights. In the event that the Company receives (i) any demand from a Requesting Holder for a non-shelf registered offering, or (ii) if the Company files a registration statement with respect to a non-shelf registered offering, the Company will promptly give to each of the Rights Holders a written notice thereof no later than 5:00 p.m., New York City time, on the 10th day following receipt by the Company of such demand or the filing of such registration statement, as applicable. Any Rights Holder wishing to exercise its piggyback rights with respect to a non-shelf registration statement must notify the Company and the other Rights Holders of the number of Registrable Securities it seeks to have included in such registration statement. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on the fifth trading day prior to (i) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized, and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur. No such notice is required in connection with a shelf registration statement, as Securities held by all Rights Holders will be included up to the applicable percentage.

(c)    Notifications Regarding Demanded Underwritten Takedowns.

(i)    The Company will keep the Rights Holders contemporaneously apprised of all pertinent aspects of any underwritten shelf takedown in order that they may have a reasonable opportunity to exercise their related piggyback rights. Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Rights Holders be notified by the Company of an anticipated underwritten takedown (whether pursuant to a demand made by the Requesting Holder or made at the Company’s own initiative) no later than 5:00 pm, New York City time, on (A) if applicable, the second trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (B) in all cases, the second trading day prior to the date on which the pricing of the relevant takedown occurs.

(ii)    Any Rights Holder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify the Company and the other Rights Holders of the number of Registrable Securities it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on (A) if applicable, the trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (B) in all cases, the trading day prior to the date on which the pricing of the relevant takedown occurs.

(iii)    Pending any required public disclosure and subject to applicable legal requirements, the parties hereto will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.

(d)    Plan of Distribution, Underwriters and Counsel. If a majority of the Securities proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown is being sold by the Company for its own account, the Company will be entitled to determine the plan of distribution and select the managing underwriters for such offering. Otherwise, the Requesting Holder will be entitled to determine the plan of distribution and select the managing underwriters, and any provider of capital markets advisory services (which may include affiliates of a Requesting Holder), and will also be entitled to select counsel for the selling Rights Holders (which may be the same as counsel for the Company). In the case of a shelf registration statement, the plan of distribution will provide as much flexibility as is reasonably possible, including with respect to resales by transferee Rights Holders.

(e)    Cutbacks. If the managing underwriters advise the Company and the selling Rights Holders that, in their opinion, the number of Securities requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Securities being offered, such offering will include only the number of Securities that the underwriters advise can be sold in such offering. Except in the case of a demand offering, if the Company is selling Securities for its own account in such offering, the Company will have first priority and to the extent of any remaining capacity, the selling Rights Holders will be subject to cutback pro rata based on the number of Securities initially requested by them to be included in such offering. In a demand offering, the Rights Holders shall have priority over any other Person participating in the offering (including the Company) and shall be subject to cutback pro rata based on the number of Securities initially requested by each Rights Holder to be included in such offering. Subject to the last sentence of Section 2.1(a), other selling equityholders will be included in an underwritten offering only with the consent of the Requesting Holder (in the event of a demand offering) or the Company (in the event of an offering initiated by the Company).

(f)    Withdrawals. Even if Registrable Securities held by a Rights Holder have been part of a registered underwritten offering, such Rights Holder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Registrable Securities being offered for its account.

(g)    Lockups. In connection with any underwritten offering of Registrable Securities, to the extent required by the managing underwriter for such underwritten offering, the Company and each Holder will agree (in the case of any Holder, with respect to Securities held by such Holder) to be bound by the underwriting agreement’s lockup restrictions that are agreed to (a) by the Company, if a majority of the Securities being sold in such offering are being sold for its account or (b) by the Requesting Holder, if a majority of the Securities being sold in such offering are being sold by Rights Holders.

(h)    Expenses. All Registration Expenses incurred in connection with any registration statement or registered offering covering Registrable Securities held by Rights Holders will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to Securities sold for the account of a Rights Holder will be borne by such Rights Holder.

SECTION 2.3.    Facilitating Registrations and Offerings.

(a)    General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of Registrable Securities on behalf of Rights Holders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of Securities for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Section 2.3.

(b)    Registration Statements. In connection with each registration statement that is demanded by a Requesting Holder or as to which piggyback rights otherwise apply, the Company will as expeditiously as possible:

(i)    (A) prepare and file with the SEC a registration statement (or registration statements) covering the applicable Securities, (B) file amendments thereto as warranted, (C) seek the effectiveness thereof, and (D) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Rights Holders and as reasonably necessary in order to permit the offer and sale of the such Registrable Securities in accordance with the applicable plan of distribution and use its reasonable best efforts to cause each such registration statement or registration statements to become effective;

(ii)    (A) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Rights Holders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Rights Holders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Rights Holders or any underwriter available for discussion of such documents;

(B)

within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Rights Holders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Rights Holders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(iii)    use all reasonable efforts to cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Securities (A) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv)    notify each Rights Holder promptly, and, if requested by such Rights Holder, confirm such advice in writing, (A) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing, (B) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (C) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (D) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(v)    furnish counsel for each underwriter, if any, and counsel for the Rights Holders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(vi)    otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force);

(vii)    use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

(viii)    (A) use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which the Securities are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) if no Securities are then so listed, use its best efforts to, either (as the Company may elect) (x) cause all such Registrable Securities to be listed on a national securities exchange or (y) to secure authorization from a national securities exchange for such Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Securities with the FINRA; and

(ix)    provide and cause to be maintained a transfer agent and registrar for all Securities covered by a registration statement from and after a date not later than the effective date of such registration statement.

(c)    Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by a Requesting Holder or as to which piggyback rights otherwise apply, the Company will:

(i)    cooperate with the selling Rights Holders and the sole underwriter or managing underwriter of an underwritten offering of Securities, if any, to facilitate the timely preparation and delivery of certificates representing the Securities to be sold and not bearing any restrictive legends; and enable such Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Rights Holders or the sole underwriter or managing underwriter of an underwritten offering of Securities, if any, may reasonably request at least five days prior to any sale of such Securities;

(ii)    furnish to each Rights Holder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Rights Holders or underwriter may reasonably request in order to facilitate the Public Sale or other disposition of the Securities; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Rights Holder and underwriter in connection with the offering and sale of the Securities covered by the prospectus or the preliminary prospectus;

(iii)    (A) use all reasonable efforts to register or qualify the Securities being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Rights Holder holding Securities covered by a registration statement, shall reasonably request; (B) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and (C) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Rights Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Rights Holder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Securities in connection therewith) in any such jurisdiction;

(iv)    cause all Securities being sold to be qualified for inclusion in or listed on the principal securities exchange on which the Securities are then so qualified or listed if so requested by the Rights Holders, or if so requested by the underwriter or underwriters of an underwritten offering of Securities, if any;

(v)    cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(vi)    use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Rights Holders or the lead managing underwriter of an underwritten offering;

(vii)    enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Securities and in connection therewith:

(A)

make such representations and warranties to the selling Rights Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(B)

obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to each selling Rights Holders and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Rights Holders and underwriters;

(C)

obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the selling Rights Holders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings; and

(D)

to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Rights Holders providing for, among other things, the appointment of such representative as agent for the selling Rights Holders for the purpose of soliciting purchases of Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants;

(viii)    prior to the date on which the pricing of the relevant offering is expected to occur, provide a CUSIP number for the Registrable Securities;

(ix)    deliver such documents and certificates as the sole underwriter or managing underwriter, if any, any Rights Holder, or their respective counsel, shall reasonably request to evidence the continued validity of the representations and warranties made in accordance with Section 2.3(c)(vii)(A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; and

(x)    use all reasonable efforts to facilitate the settlement of the Securities to be sold pursuant to this Article II, including through the facilities of DTC; and

(xi)    in the case of an offering that includes a provider of capital markets advisory services, enter into and perform its obligations under customary agreements (including an advisory services agreement and an indemnification agreement in customary form).

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

(d)    Due Diligence. In connection with each registration and offering of Securities to be sold by Rights Holders, the Company will, in accordance with customary practice, make available for inspection by representatives of the Rights Holders and underwriters and any counsel or accountant retained by such Rights Holders or underwriters all relevant financial and other records, pertinent corporate (or similar) documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise.

(e)    Information from Rights Holders. Each Rights Holder that holds Securities covered by any registration statement will furnish to the Company such information regarding itself as is required to be included in the registration statement, the ownership of Securities by such Rights Holder and the proposed distribution by such Rights Holder of such Securities as the Company may from time to time reasonably request in writing.

SECTION 2.4.    Rules 144 and 144A. At all times, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

SECTION 2.5.    Underwritten Registrations. No holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder (a) agrees to sell such holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

SECTION 2.6.    No Inconsistent Agreements. The Company has not and will not, enter into any agreement with respect to the Company’s Securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Article II or otherwise conflicts with the provisions hereof. The Company shall not enter into any agreement with any holder or prospective holder of any Securities of the Company giving such holder or prospective holder any registration rights the terms of which are equivalent to or more favorable than the registration rights granted to the Rights Holders hereunder, or which would reduce the amount of Registrable Securities the Rights Holders can include in any registration statement filed or offering effected pursuant to Article II hereof unless the Company shall have received the prior written consent of the Rights Holders.

SECTION 2.7.    In-Kind Distribution. If any Rights Holder seeks to effectuate an in-kind distribution of all or part of its Registrable Securities to its direct or indirect equityholders, the Company shall, subject to applicable lockup arrangements, work with such Rights Holder and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Rights Holder, as well as any resales by such transferees under a shelf registration statement covering such distributed shares.

ARTICLE III

INDEMNIFICATION

SECTION 3.1.    Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, the officers, directors, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), the officers, directors, agents and employees of each such controlling person and any financial or investment adviser (each, an “Indemnified Party”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions or proceedings (whether commenced or threatened), reasonable costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and reasonable expenses (including reasonable expenses of investigation) (collectively, “Losses”), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus (including free-writing prospectuses) or form of prospectus or in any amendment or supplements thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that the same arise out of or are based upon information furnished in writing to the Company by such Indemnified Party or the related holder of Registrable Securities expressly for use therein or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriters within the meaning of the Securities Act to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (A) such Person failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Person to the Person asserting the claim from which such Losses arise, (B) the prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, and (C) the Company has complied with its obligations under Section 3.3. Each indemnity and reimbursement of costs and expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party.

SECTION 3.2.    Indemnification by the Holders. In connection with any registration statement in which a holder of Registrable Securities is participating, such holder, or an authorized officer of such holder, shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any registration statement or prospectus and agrees, severally and not jointly, to indemnify, to the full extent permitted by law, the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus (including free-writing prospectuses), or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information which (i) relates solely to such holder’s individual ownership of the Registrable Securities, (ii) is furnished in writing to the Company by such holder solely in its capacity as a holder of Registrable Securities, expressly for use in such registration statement or prospectus and (iii) that such statement or omission was relied upon by the Company in preparation of such registration statement, prospectus or form of prospectus; provided, however, that such holder of Registrable Securities shall not be liable in any such case to the extent that the holder has furnished in writing to the Company within a reasonable period of time prior to the filing of any such registration statement or prospectus or amendment or supplement thereto information expressly for use in such registration statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Company, and the Company failed to include such information therein. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party.

SECTION 3.3.    Conduct of Indemnifying Proceedings. If any Person shall be entitled to indemnity hereunder, such Indemnified Party shall give prompt notice to the party or parties from which such indemnity is sought (the “Indemnifying Parties”) of the commencement of any action, suit, proceeding or investigation or written threat thereof (a “Proceeding”) with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent that the Indemnifying Parties have been prejudiced by such failure. The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such Proceeding, to assume, at the Indemnifying Parties’

expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party or Parties (if more than one such Indemnified Party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Parties agree to pay such fees and expenses; (ii) the Indemnifying Parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such Indemnified Party or Parties; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party or Parties and the Indemnifying Parties or an Affiliate of the Indemnifying Parties or such Indemnified Parties, and there may be one or more defenses available to such Indemnified Party or Parties that are different from or additional to those available to the Indemnifying Parties, in which case, if such Indemnified Party or Parties notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties, it being understood, however, that, unless there exists a conflict among Indemnified Parties, the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party or Parties. Whether or not such defense is assumed by the Indemnifying Parties, such Indemnifying Parties or Indemnified Party or Parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The Indemnifying Parties shall not consent to entry of any judgment or enter into any settlement which (i) provides for other than monetary damages without the consent of the Indemnified Party or Parties (which consent shall not be unreasonably withheld or delayed) or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Parties of a release, in form and substance satisfactory to the Indemnified Party or Parties, from all liability in respect of such Proceeding for which such Indemnified Party would be entitled to indemnification hereunder.

SECTION 3.4.    Contribution. If the indemnification provided for in this Article III is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Article III would otherwise apply by its terms, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a several and not joint obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 3.1 or 3.2 was available to such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro-rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 3.4. Notwithstanding the provisions of this Section 3.4, an Indemnifying Party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Indemnifying Party exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reasons of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

SECTION 3.5.    Non-Exclusivity. The obligations of the parties under this Article III will be in addition to any liability which any party may otherwise have to any other party.

ARTICLE IV

OTHER

SECTION 4.1.    Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing and shall be deemed given (a) when delivered personally, (b) five (5) Business Days after being sent by certified or registered mail, postage prepaid, return receipt requested, (c) one (1) Business Day after being sent by Federal Express or other nationally recognized overnight courier, or (d) immediately if transmitted by facsimile or sent by electronic mail transmission if sent during normal business hours of the recipient; but if not, then on the next Business Day (or at such other address for a party as shall be specified by prior written notice from such party):

if to the Company:

TaskUs, Inc.

1650 Independence Drive, Suite 100

New Braunfels, Texas 78132

Attention:     Jeffrey Chugg, Vice President, Legal

Email:           jeffrey.chugg@taskus.com

if to Blackstone Investor:

BCP FC Aggregator LP

c/o The Blackstone Group L.P. 345 Park Avenue

New York, NY 10154

Attention:     Amit Dixit

                     Mukesh Mehta

Facsimile:    (212) 583-5710

Email:          Dixit@Blackstone.com

                      Mukesh.Mehta@Blackstone.com

if to the Maddock Group:

605 S. 3rd Street

Austin, Texas 78704

Attention:    Bryce Maddock

Email:          Bryce Maddock@gmail.com

if to the Weir Group:

311 Bowie Street

Unit 1303

Austin, Texas 78703

Attention:   Jaspar Weir

Email:        Jaspar@taskus.com

or such other address indicated in the records of the Company.

SECTION 4.2.    Assignment. The Company shall not assign all or any part of this Agreement without the prior written consent of the Blackstone Investor. Any Holder may assign its rights and obligations under this Agreement in whole or in part in connection with a Transfer of its Registrable Securities; provided that (x) any such assignee or Transferee, to the extent not already a party hereto, shall sign a joinder to this Agreement and (y) if such assignee or Transferee is not an Affiliate of such Holder, then without the consent of the Company, no rights may be assigned by any Holder to any Person acquiring less than $[25.0] million in Registrable Securities (determined in good faith by the Holder) or all of the Registrable Securities then held by the Holder. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. If the Common Stock shall be exchanged for or replaced by Securities of another Person, the Company shall use reasonable best efforts to cause such Person to expressly assume all of the Company’s obligations hereunder, to the extent applicable.

SECTION 4.3.    Amendments; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company and the Holders holding a majority of the Registrable Securities subject to this Agreement; provided that no such amendment, supplement or other modification shall adversely affect the economic interests of any Holder hereunder disproportionately to other Holders without the written consent of such Holder. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

SECTION 4.4.    Third Parties. This Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.

SECTION 4.5.    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

SECTION 4.6.    CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF VIA OVERNIGHT COURIER, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FOURTEEN CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST THE OTHER PARTY HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

SECTION 4.7.    MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

SECTION 4.8.    Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

SECTION 4.9.    Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements, including the Shareholders Agreement, dated as of October 1, 2018, among the Company and the other parties thereto, and understandings between the parties with respect to such subject matter.

SECTION 4.10.    Severability. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by Law.

SECTION 4.11.    Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 4.12.    Effectiveness. This Agreement shall become effective, as to any Holder, as of the date signed by the Company and countersigned by such Holder.

SECTION 4.13.    Confidentiality. Each Non-Sponsor Holder agrees that all material non-public information provided pursuant to or in accordance with the terms of this Agreement shall be kept confidential by the person to whom such information is provided, until such time as such information becomes public other than through violation of this provision. Notwithstanding the foregoing, any party may disclose the information if required to do so by any law, rule, regulation, order, decree or subpoena of any governmental agency or authority or court.

SECTION 4.14.    No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

SECTION 4.15.    Independent Nature of the Rights and Obligations of Holders. The rights and obligations of each Holder hereunder are several and not joint with the obligations of any Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. The decision of each Holder to enter into this Agreement has been made by such Holder independently of any Holder. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

SECTION 4.16.    Termination as to a Holder. Any Person who ceases to hold any Registrable Securities shall cease to be a Holder and shall have no further rights or obligations under this Agreement (except with respect to any indemnification or contribution rights or obligations under Article III, which shall survive).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

TASKUS, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

BLACKSTONE INVESTOR:

BCP FC AGGREGATOR LP

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

MADDOCK GROUP:

THE BRYCE MADDOCK FAMILY TRUST

By:
Name:
Title:

THE MADDOCK 2015 IRREVOCABLE TRUST

By:
Name:
Title:

WEIR GROUP:

JASPAR WEIR FAMILY TRUST

By:
Name:
Title:

THE WEIR 2015 IRREVOCABLE TRUST

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]